Exhibit 10.2

FIRST AMENDMENT

TO THE

GOODRICH CORPORATION

AMENDED AND RESTATED

2011 EQUITY COMPENSATION PLAN

(Effective April 19, 2011)

THIS FIRST AMENDMENT (this “Amendment”) is made this 11th day of January, 2012, by Goodrich Corporation (the “Company”).

W I T N E S S E T H

WHEREAS, the Company maintains the Goodrich Corporation 2011 Equity Compensation Plan, effective April 19, 2011 (the “Plan”); and

WHEREAS, pursuant to Section 28 of the Plan, the Board of Directors of the Company has the right to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 25 of the Plan is hereby amended by adding a new paragraph immediately following subsection (d) as follows:

“Notwithstanding anything set forth in this Plan or an award previously made under this Plan to the contrary, for each award made under this Plan that constitutes nonqualified deferred compensation under Section 409A of the Code, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such award only if a “change in the ownership or effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of Treasury Regulation Section 1.409A-3(a)(5), shall have occurred under Section 409A of the Code.”

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION

By:

Title: